Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

dated as of September 24, 2013

among

DuPont Fabros Technology, L.P.,

as Issuer

the Guarantors Party Hereto

and

U.S. Bank National Association,

as Trustee

8  1⁄2%

Senior Notes due 2017

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), entered into as of September 24, 2013 among DuPont Fabros Technology, L.P., a Maryland limited partnership, as the issuer (the “Company”), DuPont Fabros Technology, Inc., a Maryland corporation (“Holdings”), Xeres Ventures LLC, a Delaware limited liability company, Grizzly Equity LLC, a Delaware limited liability company, Grizzly Ventures LLC, a Delaware limited liability company, Lemur Properties LLC, a Delaware limited liability company, Porpoise Ventures LLC, a Delaware limited liability company, Rhino Equity LLC, a Delaware limited liability company, Tarantula Interests LLC, a Delaware limited liability company, Tarantula Ventures LLC, a Delaware limited liability company, Whale Holdings LLC, a Delaware limited liability company, Whale Interests LLC, a Delaware limited liability company, Whale Ventures LLC, a Delaware limited liability company, Yak Management LLC, a Delaware limited liability company, Yak Interests, LLC, a Delaware limited liability company, Xeres Management LLC, a Delaware limited liability company, Xeres Interests LLC, a Delaware limited liability company, and Fox Properties LLC, a Delaware limited liability company, as guarantors (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of December 16, 2009, as amended by the Supplemental Indenture among the Company, the Guarantors party thereto and the Trustee, dated as of March 27, 2013 (together, and as amended, supplemented, waived or otherwise modified, the “Indenture”) relating to the Company’s 8  1⁄2% Senior Notes due 2017 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, Holdings and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (the “Requisite Consents”);

WHEREAS, the Company has offered to purchase for cash (the “Offer”) any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 10, 2013 (together with any extensions, supplements or amendments thereto, the “Statement”), and the accompanying Consent and Letter of Transmittal (together with any extensions, supplements or amendments thereto, the “Consent and Letter of Transmittal”) and solicited consents (the “Consent Solicitation”) of the Holders of the Notes to, among others things, certain amendments to the Indenture, which require the Requisite Consents (the “Proposed Amendments”);

WHEREAS, the Company has received the Requisite Consents to effect the Proposed Amendments to the Indenture;

WHEREAS, the Company and Holdings have been authorized by the Board of Directors to enter into this Second Supplemental Indenture; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties to this Second Supplemental Indenture hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Capitalized Terms. All capitalized terms contained in this Second Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Indenture. In the event of any inconsistency between the Indenture and the Second Supplemental Indenture, this Second Supplemental Indenture shall govern. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

Section 1.02. Section References. Section references contained in this Second Supplemental Indenture (other than in Article 2 hereof) are to sections in this Second Supplemental Indenture unless the context requires otherwise.

ARTICLE 2

AMENDMENTS

Section 2.01. Proposed Amendments.

(a) Pursuant to the terms of the Statement and the Consent and Letter of Transmittal and the receipt of the Requisite Consents, the Indenture is hereby amended to delete each of the following sections in their entirety and, in the place of each such section, insert in lieu thereof the phrase “[Intentionally Omitted].” Any and all references to such sections, any and all obligations thereunder, and any event of default related solely to the following sections are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:

A.	Section 4.03. Existence.

B.	Section 4.04. Payment of Taxes and other Claims;

C.	Section 4.05. Maintenance of Properties and Insurance;

D.	Section 4.06. Limitation on Indebtedness;

E.	Section 4.07. Maintenance of Total Unencumbered Assets;

F.	Section 4.08. Limitation on Sale and Leaseback Transactions;

G.	Section 4.09. Limitation on Restricted Payments;

H.	Section 4.10. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;

I.	Section 4.11. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries;

J.	Section 4.12. Limitation on Guarantees by Restricted Subsidiaries;

K.	Section 4.13. Limitation on Transactions with Affiliates;

L.	Section 4.14. Limitation on Asset Sales;

M.	Section 4.15. Repurchase of Notes Upon a Change of Control; and

N.	Section 4.16. SEC Reports and Reports to Holders.

(b) Pursuant to the terms of the Statement and the Consent and Letter of Transmittal and the receipt of the Requisite Consents, the Indenture is hereby amended as follows:

A.	Section 5.01 of the Indenture is hereby amended by deleting subsection (3) and inserting in lieu thereof the phrase “[Intentionally Omitted].” Any and all references to subsection (3) of Section 5.01 are hereby deleted throughout the Indenture.

B.	Section 6.01 of the Indenture is hereby amended by deleting subsections (3), (5) and (6) thereof and, in the place of each such subsection, inserting in lieu thereof the phrase “[Intentionally Omitted].” Any and all references to subsections (3), (5) and (6) of Section 6.01 are hereby deleted throughout the Indenture.

(c) All definitions in the Indenture that are used exclusively in the articles, sections, subsections and clauses deleted pursuant to Section 2.01(a) and Section 2.01(b) of this Second Supplemental Indenture hereby are deleted.

ARTICLE 3

EFFECT

Section 3.01. Effect. This Second Supplemental Indenture shall become effective and binding upon the Company, the Guarantors, the Trustee and the Holders of the Notes immediately upon its execution and delivery by the parties hereto and shall become operative on and simultaneously with the receipt by the Trustee of the Requisite Consents from the Holders of the Notes; provided, however, that this Second Supplemental Indenture shall cease to be operative if the Company fails to purchase outstanding Notes comprising at least a majority in principal amount of the outstanding Notes, and to pay to Holders of such Notes the consideration therefor described in the Statement, prior to the termination of the Offer.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Ratification of Indenture. This Second Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Second Supplemental Indenture will henceforth be read together. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Second Supplemental Indenture by the parties hereto, this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Second Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 4.02. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.03. Severability. In case any one or more of the provisions of this Second Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 4.04. Counterpart Originals. This Second Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 4.05. Effect of Headings. The Section headings herein have been inserted for convenience only and shall not affect the construction hereof.

Section 4.06. Entire Agreement. This Second Supplemental Indenture, together with the Indenture as amended hereby, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

Section 4.07. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture or the Indenture, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture or the Second Supplemental Indenture.

Section 4.08. Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of this Second Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Second Supplemental Indenture is executed, the provision required by the Act shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

DUPONT FABROS TECHNOLOGY, L.P.,
a Maryland limited partnership, as Issuer

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

DUPONT FABROS TECHNOLOGY, INC. a Maryland corporation

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

XERES VENTURES LLC, a Delaware limited liability company

By:	Xeres Interests LLC, a Delaware limited liability company, its Managing Member

	By:	Xeres Management LLC, a Delaware limited liability company, its Managing Member

		By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

			By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

GRIZZLY EQUITY LLC,
a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

GRIZZLY VENTURES LLC, a Delaware limited liability company

By:	Grizzly Equity, LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

LEMUR PROPERTIES LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

PORPOISE VENTURES LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

RHINO EQUITY LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

TARANTULA INTERESTS LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

TARANTULA VENTURES LLC, a Delaware limited liability company

By:	Tarantula Interests LLC, a Delaware limited liability company, its general partner

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

WHALE HOLDINGS LLC,
a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

WHALE INTERESTS LLC, a Delaware limited liability company

By:	Whale Holdings LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

WHALE VENTURES LLC,
a Delaware limited liability company

By:	Whale Interests LLC, a Delaware limited liability company, its Managing Member

	By:	Whale Holdings LLC, a Delaware limited liability company, its Managing Member

		By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

			By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

YAK MANAGEMENT LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

YAK INTERESTS LLC,
a Delaware limited liability company

By:	Yak Management LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

XERES MANAGEMENT LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

XERES INTERESTS LLC,
a Delaware limited liability company

By:	Xeres Management LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

FOX PROPERTIES LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., its General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel & Secretary

U.S. BANK NATIONAL ASSOCIATION,
as trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President